UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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BUTLER NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

BUTLER NATIONAL CORPORATION
One Aero Plaza

New Century, Kansas 66031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 30, 2024

To the Stockholders of Butler National Corporation:

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Butler National Corporation (the “Company” or “Butler National”) will be held at Hallbrook Country Club, 11200 Overbrook Rd., Leawood, Kansas 66211, on Wednesday, October 30, 2024, at 10:00 a.m., local time. The purpose of the meeting is to:

1.	Elect two (2) directors to serve for the term of three (3) years or until a successor is elected and qualified;

2.	Ratify the selection of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2025;

3.	Vote on an advisory basis to approve the compensation of the Company Named Executive Officers;

4.	Vote to amend the bylaws to declassify the Company’s Board of Directors;

5.	Vote to amend the Articles of Incorporation to allow a reverse split and reduce authorized Common Stock; and

6.	Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on September 3, 2024, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors, TAD MCMAHON, Secretary

New Century, Kansas
September 16, 2024

YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. IF YOU RECEIVED A PAPER COPY OF A PROXY CARD BY MAIL, YOU MAY SUBMIT YOUR PROXY CARD BY SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

BUTLER NATIONAL CORPORATION

One Aero Plaza

New Century, Kansas 66031

PROXY STATEMENT

Important notice regarding the availability of proxy materials. The proxy statement and proxy card are available to view or download at www.proxyvote.com for the stockholder meeting on October 30, 2024.

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by Butler National Corporation’s Board of Directors to be voted at the Annual Meeting of Stockholders to be held on Wednesday, October 30, 2024, at 10:00 a.m. local time, or any postponements or adjournments thereof.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. On September 16, 2024, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record as of September 3, 2024, and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, stockholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY EITHER IN THE ENCLOSED ENVELOPE, VIA THE INTERNET OR BY TELEPHONE.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person at the annual meeting by 11:59 p.m., Eastern Time on Tuesday, October 29, 2024.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on September 3, 2024, the record date for the annual meeting, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a bank, broker or other nominee. Each outstanding share of common stock is entitled to one vote for all matters that properly come before the annual meeting for a vote. At the close of business on the record date, there were 68,270,856 shares of Butler National common stock outstanding and entitled to vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholders of Record. If your shares are registered directly with our transfer agent, EQ by Equiniti, you are considered the stockholder of record with respect to those shares, and the Notice and/or proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners. Many of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials (including a voting instruction card) are being forwarded to you by your bank, broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee on how to vote your shares. As the beneficial owner of shares, you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from your bank, broker or nominee and present it at the 2024 annual meeting. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

How do I vote by proxy?

Stockholders of Record.

1.     You May Vote by Mail. You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

2.     You May Vote by Telephone or the Internet. You may vote by telephone or on the internet by following the instructions included on the proxy card. If you vote by telephone or on the internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the internet (proxyvote.com) or by telephone (1-800-690-6903) must be received by 11:59 p.m. Eastern Time on October 29, 2024.

3.     You May Vote in Person at the Meeting. You may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting.

Beneficial Owners.

If you hold your shares in street name, follow the voting instruction card you receive from your bank, broker or other nominee. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your bank, broker or nominee and present it at the annual meeting.

Can I change my vote?

Stockholders of Record. You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting, giving written notice to Butler National’s Secretary revoking your proxy, submitting a properly signed proxy bearing a later date or voting again by telephone or on the internet (your latest telephone or internet vote is counted).

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, you may change your vote by submitting new voting instructions following the instructions provided by your bank, broker or nominee.

What if I do not vote for some of the items listed on the proxy card or voting instruction card?

Stockholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to a proposal, will be voted in accordance with the recommendations of the Board with respect to that proposal.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice with respect to a proposal or do not return your voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote your shares. Regulations prohibit banks, brokers and other nominees from voting shares in elections of directors, compensation of Named Executive Officers, with respect to whether to approve the declassification of the Board of Directors, and the vote on the effectuation of a reverse stock split and reduction in authorized common stock, unless the beneficial owners indicate how the shares are to be voted. Therefore, unless you instruct your bank, broker or nominee on how to vote your shares with respect to the election of directors, the compensation of Butler National’s Named Executive Officers, declassification of the Board of Directors and vote on the effectuation of a reverse stock split and reduction in authorized common stock, your bank, broker or nominee will be prohibited from voting on your behalf on any such matter for which your instructions are not provided. As such, it is critical that you cast your vote if you want it to count for the proposals regarding the aforementioned matters. Your bank, broker or nominee will, however, continue to have discretionary authority to vote uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Can I vote in person at the annual meeting instead of voting by proxy?

Yes. However, we encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting.

How many shares must be present to hold the meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of 35% of the shares of Butler National common stock outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (which occur when a bank, broker or other nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to a proposal and has not received instructions with respect to that proposal from the beneficial owner) will be treated as shares present for purposes of determining whether a quorum is present.

How many votes are required to elect the director nominees?

Because this is an uncontested election, a nominee for director is elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent director fails to receive a majority of the vote for re-election, the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation. In considering whether to accept or reject the tendered resignation, the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election will not participate in the Board consideration regarding whether or not to accept the tendered resignation.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee unless you have withheld authority.

How many votes are required to approve the proposals other than the director nomination proposal?

The advisory approval of the compensation of Butler National’s Named Executive Officers and the ratification of the appointment of RBSM, LLP as the Company’s independent registered public accounting firm each require the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. With respect to the proposal concerning the adoption of the amended bylaws to declassify the Board of Directors and the proposal seeking approval to adopt amended articles of incorporation to effectuate a reverse stock split, both require the affirmative vote of a majority of all outstanding shares entitled to vote.

What effect will abstentions and broker non-votes have on the proposals?

Shares voting “ABSTAIN” with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the proposal. Shares voting “ABSTAIN” on the advisory vote on executive compensation, the ratification of the appointment of the Company’s independent registered public accounting firm, whether to approve the amended bylaws to declassify the Board of Directors, and whether to approve the amended articles of incorporation to effectuate a reverse stock split and reduce the number of authorized common stock, will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

CORPORATE GOVERNANCE
THE BOARD, BOARD MEETINGS AND COMMITTEES

The system of governance practices followed by the Company is memorialized in the Company’s bylaws and in the written charters of the three standing committees of the Board of Directors (the Audit Committee the Compensation Committee, and the Nominating and Governance Committee). The charters are intended to provide the Board of Directors with the necessary authority and practices to review and evaluate the Company’s business and to make decisions independent of the influence of the Company’s management.

The committee charters are reviewed annually and updated as necessary to reflect evolving governance practices and changes in regulatory requirements. Each of the Board’s committee charters are available free of charge on the Company’s website under the investor relations section.

The Company has adopted a Standard of Business Conduct and Ethics applicable to all directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The latest version of the Standard of Business Conduct and Ethics was filed as Exhibit 14.1 of the Company’s Form 8-K filed September 29, 2022.

Meetings

The Board of Directors held eight (8) meetings in fiscal 2024. Each director attended at least 75% of the meetings convened by the Board and the applicable committees during such director’s service on the Board during fiscal 2024. The Board has adopted a policy that absent unusual circumstances, directors are expected to attend all annual meetings of stockholders. Each of the directors then-serving on the Board attended the Company’s 2023 annual meeting of stockholders.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Current Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Mr. David B. Hayden, Chair	Mr. Jeffrey D. Yowell, Chair	Mr. Joseph P. Daly, Chair
Mr. Jeffrey D. Yowell	Mr. John M. Edgar	Mr. Jeffrey D. Yowell
	Mr. Joseph P. Daly	Mr. Michael A. Loh

Mr. Bradley K. Hoffman served as an independent director on the Audit Committee and Compensation Committee prior to his resignation from the Board on February 10, 2024.

Audit Committee

Mr. Yowell is an independent member of the Audit Committee under applicable Nasdaq listing standards; however, the Board has determined Mr. Hayden is not independent due to his existing consulting relationship with the Company. The Audit Committee met four (4) times during fiscal year 2024, excluding actions by unanimous written consent. Mr. Wagoner attended each Audit Committee meeting before he resigned from the Audit Committee in August 2024. In light of Mr. Wagoner’s resignation from the Audit Committee, as of August 16, 2024, only two directors serve on the Audit Committee. Each member of the Audit Committee has experience or education in business or financial matters sufficient to provide him with a working familiarity with basic finance and accounting matters of the Company.

The Audit Committee is primarily concerned with the effectiveness of the Company accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized (i) to make recommendations to the Board of Directors regarding the engagement of the Company’s independent auditors, (ii) to review the plan, scope and results of the annual audit, the independent auditors’ letter of comments and management response thereto, (iii) to approve all audit and non-audit services, (iv) to review the Company policies and procedures with respect to internal accounting and financial controls and (v) to review any changes in accounting policy.

Audit Committee Financial Expert

The Company’s Board of Directors does not have an “audit committee financial expert,” within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee. Prior to Mr. Wagoner’s resignation from the Audit Committee on August 16, 2024, he qualified as an “audit committee financial expert.” The Board of Directors believes that all members of its audit committee are financially literate and experienced in business matters, and that one or more members of the audit committee are capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (iii) analyzing and evaluating our financial statements, (iv) understanding our internal controls and procedures for financial reporting; and (v) understanding audit committee functions, all of which are attributes of an audit committee financial expert. However, the Board of Directors believes that there is not any audit committee member who has obtained these attributes through the experience specified in the SEC’s definition of “audit committee financial expert.”

Compensation Committee

The Compensation Committee held four (4) meetings in fiscal year 2024. The functions of the Compensation Committee are described in the Compensation Committee charter and include, among others, the following:

●	recommend to the Board the salaries, bonuses and other remuneration and terms and conditions of employment of the Named Executive Officers of Butler National;

●	supervise the administration of Butler National’s incentive compensation and equity-based compensation plans; and

●	make recommendations to the Board of Directors with respect to Butler National’s executive officer compensation policies and the compensation of non-employee directors.

Mr. Yowell and Mr. Daly qualify as (i) an independent director under applicable Nasdaq rules and Rule 10C-1 of the Securities Exchange Act of 1934; and (ii) a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. The Board has determined that Mr. Edgar is not independent due to his firm providing professional services to the Company. Mr. Edgar does qualify as a “non-employee director”.

Nominating and Governance Committee

The Nominating and Governance Committee was established in March 2024 but did not meet in fiscal year 2024. The functions of the Nominating and Governance Committee are described in the Nominating and Governance Committee Charter and include, among others, the following:

●	review the size and composition of the Board and make recommendations to the Board as appropriate;
●	advise and make recommendations to the Board on corporate governance matters;
●	review criteria for election to the Board and recommend candidates for Board membership;
●	review the structure and composition of the Board committees and make recommendations to the Board as appropriate;
●	develop and oversee an annual self-evaluation process for the Board and its committees;
●	evaluate, at least annually, the overall effectiveness of the Board and its committees and provide recommendations to the Board as appropriate;
●	provide recommendations to the Board on other matters relating to the practices, policies, and performance of the Board as appropriate;
●	provide oversight of corporate ethics issues and, at least annually, review and assess the adequacy of the Company’s Standard of Business Ethics and Conduct; and
●	provide oversight of the Company’s major non-financial reporting enterprise risk assessment and management processes not retained by the Board or otherwise allocated to another Board committee.

Qualifications, Skills and Nominations of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the businesses.

The Nominating and Governance Committee identifies candidates for election to the Board of Directors; reviews their skills, characteristics and experience. The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries and growth segments that the Company serves, such as avionics, aircraft modifications and gaming. Each of the Company’s current directors has experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.

The Nominating and Governance Committee believes that each of the current directors has other key attributes that are important to an effective Board: integrity and demonstrated high ethical standards, the ability to engage management and each other in a constructive and collaborative fashion, diversity of origin, background, experience, and thought, and the commitment to devote significant time and energy to service on the Board and its Committees.

Neither the Board nor the Nominating and Governance Committee has a formal policy with respect to the diversity of directors. However, the Nominating and Governance Committee believes that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of the Company’s stockholders.

The Nominating and Governance Committee will consider nominee candidates proposed by stockholders but has not adopted a formal policy regarding the consideration of such nominees. The Nominating and Governance Committee has not adopted a formal policy regarding the consideration of nominees. If a stockholder suggests a director nominee, the Company reserves the right to request such stockholder furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of such nominee. The additional information would likely include a request to provide:

●

All information relating to such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (including such nominee’s written consent to being named in the proxy statement and to serving as a director if elected);

●

A statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors;

●

A description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationships, between the nominating stockholder and beneficial owner, if any (and any of their respective affiliates and associates) and each proposed nominee, including any information that would be required to be disclosed under Rule 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, were the “registrant” for purposes of such rule and the nominee were the director of such registrant;

●

A completed and signed questionnaire with respect to the background and qualifications of the nominee and the background of any other person or entity on whose behalf the nomination is being made and a completed and signed representation and agreement that (a) such nominee is not and will not become a party to any agreement with, and has not given any commitment or assurance to, any person as to how such nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties as a director, (b) such nominee is not and will not become a party to any agreement with any person other than the Company with respect to any action or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (c) in such nominee’s individual capacity and on behalf of any person on whose behalf the nomination is being made, the nominee would be in compliance, if elected as a director, and will comply, with all applicable policies and guidelines of the Company; and

●

A completed background investigation as would be required by the Kansas Racing and Gaming Commission. All members of the board of directors must meet the requirements of the Kansas regulations for involvement in management services for gaming or be a member of the board of directors of the Company.

Board’s Role in Risk Oversight and Board Leadership Structure

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer may be held by the same persons. The Chairman of the Board is responsible for coordinating the Board’s activities, including scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The Board believes having one leader with deep industry experience and Company knowledge in a combined Chairman and CEO role provides clear accountability and decisive and effective leadership. Because the Chairman is not “independent,” the Board uses a Lead Independent Director, who is selected by the independent directors of the Board. The independent directors elected Jeffrey D. Yowell as Lead Independent Director for the board term ending October 30, 2024. The Lead Independent Director:

●	provides the Chairman input into agendas for Board meetings;
●	advises the Chairman and CEO as to quality, quantity, and timeliness of the flow of information from management that is necessary to ensure non-employee directors perform their duties appropriately;
●	chairs all meetings of the Board of Directors at which the Chairman is not present;
●	coordinates, and develops the agenda for, chairs and moderates meetings of independent directors;
●	acts as a liaison between the independent directors and the Chairman or the CEO on sensitive issues and when necessary, ensures the full discussion of those issues at Board meetings;
●	provides input to the Board regarding the CEO’s performance and meets with the CEO to discuss the Board’s evaluation; and
●	guides the Board’s planning for CEO succession.

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees.

The Audit Committee focuses on key business and financial risks and related controls and processes.

The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy and objectives and helps ensure that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee structures the Company’s executive compensation program to reduce the possibility that the executive officers, either individually or as a group, make excessively risky business decisions that could maximize short-term results at the expense of long-term value. The Compensation Committee regularly reviews the Company’s compensation policies and practices, including the risks created by the Company’s compensation plans. Based on this review and analysis, the Compensation Committee concluded that any risks arising from its employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Nominating and Governance Committee is responsible for recommending director candidates to the Board of Directors and for providing oversight of corporate ethic issues. Further, the Nominating and Governance Committee is responsible for non-financial risk assessment and management processes not retained by the Board or otherwise allocated to another Board Committee; provided, however, that the full Board takes responsibility for cybersecurity related risk oversight.

The Audit, Compensation, and Nominating and Governance Committees provide reports to the full Board. The oversight responsibility of the Board and its committees are enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks.

At this time the Company does not have practices or policies in place regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities granted as part of the compensation of the employee or director or held, directly or indirectly by the employee or director.  As a result, these transactions are generally permitted.

Legal Proceedings Involving a Director or Executive Officer

The Company is pleased to confirm that during the past ten years:

●	No director or officer has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding, exclusive of traffic violations.

●

No petitions under the Federal bankruptcy laws have been filed by or against any business or property of any director or officer of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

●	No director or officer has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

●	No director or officer has been convicted of violating a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS:

The executive officers of the Company are elected each year at the annual meeting of the Board of Directors held in conjunction with the annual meeting of stockholders. The executive officers of the Company are as follows:

Name	Age	Position
Christopher J. Reedy	58	President and Chief Executive Officer
Tad M. McMahon	57	Chief Financial Officer and Secretary
Joe Aric Peters	49	Vice President – Sales and Marketing
Clark D. Stewart	84	Former President and Chief Executive Officer

Christopher J. Reedy worked for Colantuono & Associates, LLC from 1997 to 2000 in the area of aviation, general business and employment counseling, and from 1995 to 1997 with the Polsinelli, White firm. He was involved in aviation product development and sales with Bendix/King, a division of Allied Signal, Inc. from 1988 through 1993. Mr. Reedy joined the Company in November 2000.  Previously, Mr. Reedy was Vice President and Secretary of the Company since 2005. Mr. Reedy became President and Chief Executive Officer in May 2023. Mr. Reedy was appointed to the Butler National Corporation Board of Directors in February 2024. In August 2024, Mr. Reedy was appointed as Chairman of the Board.

Tad M. McMahon worked in public accounting as an auditor with KPMG, LLP and Grant Thornton, LLP from 1993 to 2000 focusing on manufacturing clients. Mr. McMahon worked in private industry from April 2000 to August 2008 when he joined the Company. Mr. McMahon became Chief Financial Officer in March 2017. Mr. McMahon became Secretary in May 2023.

Joe Aric Peters joined Butler National Corporation in 1999 focused on sales for the Special Mission Electronics – Tempe and marketing for Aircraft Modifications.  In 2013, Mr. Peters was promoted to Director of Sales for Aircraft Modifications.  In June of 2022, Mr. Peters was appointed to the Board of Directors.  In October of 2023, Mr. Peters was appointed as an executive officer, Vice President – Sales and Marketing. In July of 2024, Mr. Peters resigned from the Board.

Clark D. Stewart terminated his employment effective May 9, 2023 and previously was the Company’s President and Chief Executive Officer. Clark D. Stewart was President of Tradewind Industries, Inc., a manufacturing company, from 1979 to 1985. From 1986 to 1989, Mr. Stewart was Executive Vice President of RO Corporation. In 1980, Mr. Stewart became President of Tradewind Systems, Inc. He became President of the Company in 1989.

The executive officers named above are the Named Executive Officers who appear in the compensation tables of this Proxy Statement.

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our listed officers. This “Executive Compensation” section presents compensation earned by the Named Executive Officers for fiscal years ending April 30, 2024 and 2023.

Our Compensation Philosophy

Butler National Corporation's executive compensation program is designed and administered by the Compensation Committee of the Board of Directors. The Compensation Committee annually reviews the Company's compensation philosophy, the overall design of the compensation program and the elements of each component of compensation, including reviewing and revising  the executive officer compensation plans, programs, and guidelines as appropriate. The Compensation Committee also consults with management regarding non-executive employee compensation programs.

The core element of our overall compensation philosophy is the alignment of pay and performance. Total compensation varies with individual performance and Butler National’s performance in achieving financial and non-financial objectives. Our equity plans are designed to ensure that executive compensation is aligned with the long-term interests of our stockholders. The Compensation Committee and our management believe that compensation should help to recruit, retain, and motivate the employees that the Company will depend on for current and future success. The Compensation Committee and our management also believe that the proportion of “at risk” compensation (variable cash compensation and equity) should rise as an employee’s level of responsibility increases. This philosophy is reflected in the following key design priorities that govern compensation decisions:

●	pay for performance;

●	employee recruitment, retention, and motivation;

●	cost management;

●	egalitarian treatment of employees;

●	alignment with stockholders’ interests; and

●	continued focus on corporate governance.

Each element of compensation reflects one or more of these design priorities. In most cases, our employees, except for our executive officers and a few key employees, are employed at will, without employment agreements, severance payment arrangements (except as required by local law), or payment arrangements that would be triggered by a “change in control” of Butler National. Retirement plan programs are broad-based; Butler National does not provide special retirement plans or benefits solely for executive officers.

Total compensation for the majority of our employees including the Named Executive Officers, includes two or more of the following components:

PAY COMPONENT	BRIEF DESCRIPTION
Base salary	Paid to provide a fixed form of executive compensation for performing daily responsibilities. Described below under “Base Salary.”
Annual and semiannual incentive cash payments	Paid as discretionary cash bonuses to motivate individual employees as a reward for outstanding performance of a task. Described below under “Cash Bonus.”
Equity Awards

Equity Awards are granted by the Compensation Committee to align management objective toward improved earnings and retention of the management team. In 2016 the Company’s stockholders approved the 2016 Equity Incentive Plan, which empowers the Compensation Committee to issue awards as stock options, restricted stock or restricted stock units. Equity Awards are paid to motivate and reward executives over an appropriate time period and is also used for executive retention. Further described below under “Equity Awards.”

Employee stock purchase plan

Any employee may purchase the Company stock at the fair market value on the date of purchase without broker or issue fees. The Company first implemented the Employee Stock Purchase Plan in 1981 but no shares have been purchased under this plan since 1988.

Retirement benefits

We pay the required federal and state retirement contributions, the required unemployment contributions and match the employee’s contribution to their account in the Butler National Corporation 401(k) plan according to the parameters set forth in the plan. Retirement benefits are paid for executive retention.

Health and welfare benefits

Employees electing to participate in the various insurance plans offered by the Company receive a payment for a share of the health, dental, vision and life insurance costs for the employee. Health and welfare benefits are paid for executive retention.

The Compensation Committee and management continue to believe that a similar method of compensating all employees with cash, equity and retirement benefits supports a culture of fairness, collaboration, and egalitarianism.

The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation in connection with the Annual Meeting of Stockholders. The Company believes that it is appropriate to seek the views of the stockholders on the design and effectiveness of the Company’s executive compensation program. As an advisory vote the proposal is not binding upon the Company. However, the Compensation Committee values the opinions expressed by stockholders and considers the outcome of the vote when making compensation decisions for named executive officers.

Determining Executive Compensation

The Compensation Committee process for determining compensation includes a review of Butler National executive compensation and practices, and an analysis, for each Butler National executive officer, of all elements of compensation. In conducting an annual performance review and determining appropriate compensation levels, the Compensation Committee meets and deliberates outside the presence of the executive officers. In determining base salary, the Compensation Committee reviews Company and individual performance information and the Company employment agreement obligations discussed below. The Compensation Committee also reviews the executive officer compensation mix of peer companies to help identify the compensation mix that is needed to attract and retain talent. The Compensation Committee has used third-party compensation consultants in the past to help design compensation and incentive plans. The Compensation Committee is authorized to engage consultants as deemed necessary.

Base Salary

The Compensation Committee establishes executive officers’ base salaries at levels that it believes are reasonable for comparable positions. When the Compensation Committee determines the executive officers’ base salaries during the first quarter of the year, the Compensation Committee takes into account each officer’s role and level of responsibility at the company. In general, executive officers with the highest level and amount of responsibility have received the highest base salaries. The Compensation Committee met four (4) times in fiscal 2024. They considered the current economic conditions and determined any compensation changes to be made in fiscal 2024.

Cash Bonus

The Compensation Committee establishes executive officers’ bonuses based on performance and completion of specific strategic initiatives of the Company. Bonuses paid in fiscal 2024 and 2023 are listed in the Summary Compensation Table. Under the Employment Agreements, executive officers participate in the Company cash bonus plan for employees that have been employed for fifteen years, subject to the company being profitable.

Equity Awards

There were no awards to Named Executive Officers in fiscal 2024 and 2023.

Performance Measures and Decision-Making Process of Executive Compensation

Fiscal Year 2024:

The performance measures used by the Compensation Committee in determining executive compensation for fiscal year 2024 were:

●	the absolute one-year and multi-year company performance as measured by levels of revenue, profit from operations, operating margins and operating cash flows;

●	one-year and multi-year performance on the same measures as compared with competitors; and

●	Company progress toward its strategic goals.

To make its decisions on executive compensation, the Compensation Committee reviewed in detail each of the performance measures above and reviewed compensation market data. The Compensation Committee also reviewed the total compensation and benefits of the executive officers and considered the impact that their retirement, or termination under various other scenarios, would have on their compensation and benefits.

The CEO provided the entire Board of Directors with an assessment of his own performance with respect to the performance measures listed above, which the Board considered in its assessment of his performance for fiscal year 2023. The CEO reviewed the performance of the other executive officers with the Compensation Committee and made recommendations regarding the components of their compensation.

When making its compensation decisions, the Compensation Committee discussed levels of compensation for the CEO and the other executive officers with the full Board of Directors.

In fiscal year 2023, Butler National Corporation did reach projected levels of revenue, profit from operations, operating margin and operating cash flow.

With regard to progress toward strategic goals, Butler National improved its products and technology positions, and strengthened its relationships with customers.

Taking into account Company performance, both absolute and relative to competition and the executive officers’ contribution to that performance, the Compensation Committee set its targeted compensation levels so as to be commensurate with that relative performance. The Compensation Committee made the following determinations for fiscal year 2024 with respect to each component of compensation for the former CEO and his existing contract and the other executive officers:

Base Salary - In keeping with its strategy, the Compensation Committee base salary decisions for fiscal year 2024 were generally intended to provide salaries at the median level of salaries for similarly situated executives of the comparator companies. Base salary amounts for the executive officers subject to an employment contract are proscribed by such contract and the Committee did not elect to pay more than the contractually agreed base salary amount.

Cash Bonus - The Compensation Committee establishes executive officers’ bonuses based on performance and completion of specific strategic initiatives of the Company. Bonuses paid in fiscal 2024 are listed in the Summary Compensation Table.

Long-Term Compensation - The Compensation Committee granted no equity compensation.

Fiscal Year 2025:

The Compensation Committee has made no decision to change base salary, cash bonus or long-term compensation through the end of the current employment contracts with the executive officers. The Compensation Committee is considering measures to bring management to industry standards and be competitive with its peers. Specifically, the Compensation Committee is evaluating additional awards to employees/management/executive officers of incentive equity with multiple year vesting requirements.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

On February 4, 2020, the Company, entered into employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with the following executive officers: (i) Christopher J. Reedy, President and Chief Executive Officer (“Reedy”), (ii) Tad M. McMahon, Chief Financial Officer and Secretary (“McMahon”), (iii) Joe Aric Peters, Vice President (“Peters”), and (iv) Clark D. Stewart, former President and CEO (“Stewart”), (collectively, the “Executives” and each, an “Executive”).

The Employment Agreements each contain substantially the same terms and conditions, except as provided below. Each Employment Agreement has a five (5) year term commencing on January 1, 2020. The Employment Agreements may be terminated earlier: (i) by the Executive with or without Good Reason (as defined in the Employment Agreements), (ii) by the Company with or without Cause (as defined in the Employment Agreements), (iii) as a result of the Executive’s death, permanent disability or incapacity or (iv) by mutual agreement of the Executive and the Company.

On October 4, 2023, the Company amended its employment agreements with Reedy, McMahon and Peters, to adjust base compensation for each Executive in light of evolving duties and responsibilities. The Company has notified Reedy, McMahon and Peters that the Employment Agreements will not be renewed or extended past January 1, 2025. Mr. Stewart’s contract was terminated in connection with his departure from the Company in May 2024.

Under the Employment Agreements, the Executives are entitled to receive the following compensation and benefits in connection with their services as executive officers:

●

an annual base salary of $595,000, $375,000, $610,000, and $189,000 for Christopher J. Reedy, Tad M. McMahon, Joe Aric Peters, Clark D. Stewart, respectively (each, a “Base Salary”). The Base Salary will increase by five percent (5%) on January 1 of each year for the initial term and any extension term;

●	eligibility to receive a discretionary annual bonus for certain long-term employees, provided that the Company is profitable;

●	eligibility to participate in the Company’s Management Incentive Bonus Plan;

●	participation in all employee benefit programs; and

●	included in accrued liabilities are $0 and $244,000 as of April 30, 2024, and 2023 respectively for amounts owed to our former CEO for accrued compensation.

The Employment Agreements entitle the Executives to their respective Base Salary through the date of termination for (i) a termination for Cause, (ii) termination by Executive for a reason other than for Good Reason or (iii) at the expiration of the term in which notice of termination of employment was properly given by either the Executive or the Company.

The Employment Agreements also provide for severance benefits in the event that the Executive’s employment is terminated: (i) by the Company without Cause (other than by reason of death or disability) or by the Executive for Good Reason prior to a Change in Control (as defined in the Employment Agreements) (each a “Pre-Change in Control Termination”); or (ii) by the Company without Cause (other than by reason of death or disability) or by the Executive for Good Reason within eighteen (18) months following a Change in Control, in each case (each a “Post-Change in Control Termination”), subject to the Executive’s execution of the Release Conditions (as defined in the Employment Agreements).

In the event of a Pre-Change in Control Termination, the Executives will be entitled to receive the following compensation and benefits:

●	All previously earned and accrued but unpaid Base Salary up to the date of the termination;

●	A severance payment in an amount equal to the Base Salary paid for the balance of the initial term or extension term, whichever is later;

●

A lump sum payment equal to three (3) times the mean of payments under any short-term incentive, commission or annual bonus plan maintained by the Company during each of the three (3) calendar years prior to the year in which such termination occurs;

●

For the twelve (12) month period following the Executive’s termination or such shorter period of time that the Executive or any of the Executive’s dependents is eligible for and elects COBRA continuation coverage; and

●	The annual bonus that is paid to certain long-term employees, provided the Company is profitable.

In the event of a Post-Change in Control Termination, the Executives will be entitled to receive the same compensation and benefits set forth above, except instead of a severance payment in an amount equal to the Base Salary paid for the balance of the initial term or extension term (whichever is later), the severance payment will be in an amount equal to thirty-six (36) months of Base Salary.

In the event of a termination due to the death or disability, the Executive will be entitled to receive all previously earned and accrued but unpaid Base Salary up to such date. In the event the Executive is unable to perform his duties for a period exceeding thirty (30) days on account of sickness or injury, the Executive will continue to receive his Base Salary and benefits for a period of twelve (12) months less any amounts received pursuant to any disability insurance. Thereafter, the Executive will receive no further salary or other payments until he resumes his duties.

The Employment Agreements also include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

Each of the Named Executive Officers is subject to one or more restricted stock award agreements. In the event of the death, disability or retirement of the executive after the grant date and prior to the vesting date, the award vests. In the event of an employment termination for any other reason, all unvested shares under the award agreement are forfeited. Upon a change in control of Butler National Corporation, all unvested shares under the award agreement are vested.

Stock Ownership Guidelines

In August of 2024, the Board of Directors unanimously approved and adopted stock ownership guidelines for executive officers and directors. The Board of Directors adopted stock ownership guidelines in order to align executive officer’s interests and director’s interests with those of the Company and its stockholders. Under the guidelines, executive officers and directors have three years from the date they become subject to the guidelines to acquire shares of the Company’s common stock valued at two times the executive officer’s base salary or the director’s cash compensation, as applicable.

2024 Summary Compensation

The following table below sets forth certain compensation information concerning the Chief Executive Officer and our three additional most highly compensated executive officers for the fiscal years ended April 30, 2024 and 2023. Our listed officers are the CEO, CFO, Vice President and former CEO. The “Executive Compensation” section presents compensation earned by the listed officers for fiscal years ending April 30, 2024 and 2023:

Summary Compensation Table
(dollars in thousands)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards and Stock Appreciation Rights ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(2)	Total ($)(3)
Christopher J. Reedy	2024	590	211	---	---	---	---	70	871
President and Chief Executive Officer	2023	347	---	---	---	---	---	63	410

Tad M. McMahon	2024	373	87	---	---	---	---	73	533
Chief Financial Officer and Secretary	2023	273	30	---	---	---	---	71	374

Joe Aric Peters *	2024	705	112	---	---	---	---	84	901
Vice President	2023	683	---	---	---	---	---	80	763

Clark D. Stewart **	2024	189	---	---	---	---	---	2	191
Former President and Chief Executive Officer	2023	989	---	---	---	---	---	71	1,060

* Joe Aric Peters salary amount includes $101 of commissions earned prior to the execution of his amended employment contract.
** Clark D. Stewart terminated his employment with the Company on May 9, 2023, and the salary amount includes deferred compensation accrued prior to April 30, 2023.

All Other Compensation (dollars in thousands):

Name	Year	Automobile Usage ($)	Health Benefits ($)	Memberships ($)	Matching Contributions to 401(k) ($)
Christopher J. Reedy	2024	---	17	9	44
	2023	---	17	5	41
Tad M. McMahon	2024	---	26	3	44
	2023	---	27	3	41
Joe Aric Peters	2024	---	26	14	44
	2023	---	27	12	41
Clark D. Stewart	2024	---	2	---	---
	2023	7	17	6	41

(1)

Stock awards are comprised of restricted stock. Valuation is based on aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 11 to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended April 30, 2024 for valuation assumptions used.

(2)	Includes the amounts in the “All Other Compensation” table.

(3)

All benefits are provided for in the tables, summaries, and footnotes above. We did not participate in the following transaction and such item is therefore not reported in table format: Nonqualified Deferred Compensation Table.

The following table sets forth information regarding the number of shares of unvested restricted stock held by the Named Executive Officers at April 30, 2024.

Outstanding Equity Awards at April 30, 2024
(dollars in thousands)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Christopher J. Reedy	—	—	—	—	—	400,000	(1)	$336	—	—

Tad M. McMahon	—	—	—	—	—	400,000	(2)	$336	—	—

Joe Aric Peters	---	---	---	---	---	400,000	(3)	$336	---	---

All unvested shares of restricted stock were issued under the Butler National Corporation 2016 Equity Incentive Plan. See also “Employment Contracts, Termination of Employment and Change-in-Control Agreements” for additional information that could affect the vesting of these awards.

(1)	Mr. Reedy’s restricted stock award will vest as follows: 400,000 shares on March 16, 2025.

(2)	Mr. McMahon’s restricted stock award will vest as follows: 400,000 shares on March 16, 2025.

(3)	Mr. Peter's restricted stock award will vest as follows: 400,000 shares on March 16, 2025.

(4)	Value is based on the closing price of the Company’s stock of $0.84 on April 30, 2024, as reported on OTCQX.

Pay versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the fiscal years ended April 30, 2024 and 2023. In determining the “compensation actually paid” to our Named Executive Officers, SEC rules require us to make various adjustments to amounts reported in the Summary Compensation Table because the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section by SEC rules.

Year(1)	Summary Compensation Table Total for Current PEO ($)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Current PEO ($)(1)	Compensation Actually Paid to Former PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)(2)	Net Income ($)
2024	$871,000	$191,000	$961,000	$(568,000)	$717,000	$807,000	$140.00	$12,512,000
2023	$410,000	$1,060,000	$266,000	$796,000	$352,000	$(92,000)	$115.00	$4,516,000
2022	$863,000	$-	$1,226,000	$-	$462,000	$682,000	$155.00	$12,240,000

(1)

Amounts represent compensation “actually paid” to our Principal Executive Officer (“PEO”) and the average compensation actually paid to our remaining Named Executive Officers for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

(2)

Calculated as 100 dollars invested in the Company’s common stock on April 30, 2021 at $0.60 per share, with a share price of $0.93 per share on April 29, 2022, $0.69 per share on April 28, 2023 and $0.84 per share on April 30, 2024.

Year	Current PEO	Former PEO	Non-PEO NEOs
2024	Christopher J. Reedy	Clark D. Stewart	Tad M. McMahon, Joe Aric Peters
2023	Christopher J. Reedy	Clark D. Stewart	Tad M. McMahon, Craig D. Stewart
2022	Clark D. Stewart		Christopher J. Reedy, Tad M. McMahon, Craig D. Stewart

Compensation actually paid to our Named Executive Officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2022		2023			2024
Adjustments	Current PEO	Average non- PEO NEOs	Current PEO	Former PEO	Average non- PEO NEOs	Current PEO	Former PEO	Average non- PEO NEOs
Increase/deduction for Awards Granted during Prior FYs that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$363,000	$220,000	$(144,000)	$(264,000)	$(72,000)	$60,000	$-	$60,000
Increase/deduction for Awards Granted during Prior FYs that were Outstanding and Vested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	-	-	-	-	-	30,000	-	30,000
Deduction of ASC 718 Fair Value of Awards Granted during Prior FYs that were Forfeited during Applicable FY, determined as of Prior FY End (3)(4)	-	-	-	-	(377,000)	-	(759,000)	-
TOTAL ADJUSTMENTS	$363,000	$220,000	$(144,000)	$(264,000)	$(444,000)	$90,000	$(759,000)	$90,000

(3)

800,000 shares of restricted stock forfeited by Craig Stewart upon termination of employment occurring on January 20, 2023, valued at $0.93 per share (the closing price of the Company’s common stock on April 29, 2022).

(4)

1,100,000 shares of restricted stock forfeited by Clark D. Stewart upon termination of employment on May 9, 2023, valued at $0.69 per share (the closing price of the Company's common stock on April 28, 2023).

Relationship Between Financial Performance Measures

Below is a comparison of the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining Named Executive Officers, with (i) our cumulative Total Shareholder Return (“TSR”) and (ii) our Net Income, in each case, for the fiscal years ended April 30, 2024 and 2023.

TSR amounts reported assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

As required and defined under SEC rules, actual compensation paid reflects adjusted values to unvested and vested equity awards based on year-end stock prices and various accounting valuation assumptions. Actual compensation paid, as defined under SEC rules, largely fluctuates due to stock price changes. Other than matching profit sharing/401K contributions made in the form of Company stock, no equity awards were issued to executive officers in 2023 or 2024.

Net Income

Other than a requirement that net income be positive for a given year when determining discretionary bonus payments, the Company does not currently use net income as a metric in any of our incentive programs. For the year ended April 30, 2024, compensation actually paid for our PEO’s decreased 63%, with net income increasing 177%. The decrease of compensation actually paid was primarily driven by the forfeitures of restricted stock by the former PEO.

Total Shareholder Return

The Company does not currently use total shareholder return as a metric in any of our incentive programs. For the year ended April 30, 2024, total shareholder return was up approximately 22%, reflecting a change in the Company’s stock price from $0.69 per share to $0.84. Cumulative total shareholder return from April 30, 2021 is up 40% (from $0.60 per share to $0.84 per share). The Company did not have any dividends or stock splits during the period.

ELECTION OF DIRECTORS
(Item No. 1)

The Board of Directors currently consists of seven directors divided into three classes (Class I, Class II and Class III). Mr. Warren Wagoner (a Class I director) is leaving the Board at the annual meeting. The number of directors to constitute the Board will be reduced to six directors and the number of Class I directors will be reduced to two at that time. Because of this reduction in the size of the Board, proxies cannot be voted for a greater number of persons than the number of nominees named herein. Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of the Class III directors will expire at the upcoming annual meeting. The Board of Directors has nominated Jeffrey D. Yowell and Joseph P. Daly for election as the two Class III directors for a three-year term expiring at the annual meeting of stockholders to be held in 2027. Mr. Yowell and Mr. Daly currently serve as Class III directors.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

A nominee for director is elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions will not affect the election of directors. If an incumbent director fails to receive a majority of the vote for re-election, the Board will act on an expedited basis to determine whether to accept the director’s previously tendered irrevocable resignation. In considering whether to accept or reject the tendered resignation, the Board will consider any factors they deem relevant. Any director who fails to receive a majority of the vote for re-election will not participate in the Board consideration regarding whether or not to accept the tendered resignation.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

The following tables set forth certain information regarding each nominee for director and continuing director of the Company. The information presented includes information provided to the Company by each nominee and continuing director including such person’s name, age, principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which such person currently serves as a director or has served as a director during the past five years and the year in which the nominee first became a director of Butler National.

The Board of Directors has determined that the following directors are deemed “independent” pursuant to the Nasdaq definition of independent director: Jeffrey D. Yowell, Joseph P. Daly and Michael A. Loh. Mr. Daly does not satisfy the heightened independence standards required under Rule 10A-3 of the Exchange Act due to his ownership of over 10% of the Company’s common stock.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills of each nominee and director that led the Board of Directors to the conclusion that such person should serve as a director, the Board also believes that all of the nominees and continuing directors have a reputation for high personal and professional ethics, integrity, values and character. Each nominee and continuing director brings a strong and unique background and set of skills to the Board of Directors giving the Board as a whole competence and experience in a wide variety of areas, including gaming, avionics, accounting and finance, and risk assessment. They have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and the Board. Each nominee and continuing director is committed to achieving, monitoring and improving on the Company’s business strategy.

Current Nominees

NOMINEES FOR ELECTION AS

CLASS III DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2024 ANNUAL MEETING

Director, Year First Serving as Director	Age	Principal Occupation, Business Experience and Directorships
Jeffrey D. Yowell, 2024	57

Jeffrey D. Yowell operates JDY Inc., a C-Suite consulting business and is the owner of Getter Farms, LLC. Since 2015, Mr. Yowell serves on the Board of Trustees for the Trust of Buffalo Funds, a mutual fund complex of 10 funds, and has been its Board Chairman since 2018. From 1992 to 2012, Mr. Yowell served as President and Chief Executive Officer of DataCore Marketing, LLC. Mr. Yowell holds a M.B.A. from the University of Missouri – Kansas City and a B.S. from Trinity University. In August 2024, Mr. Yowell was appointed as the Company’s Lead Independent Director.

Director, Year First Serving as Director	Age	Principal Occupation, Business Experience and Directorships
Joseph P. Daly, 2024	63

Joseph P. Daly is the founder and Chief Executive Officer of Essig Research, Inc., a leading provider of high-tech engineering and manufacturing services with more than 30 years of expertise in aircraft powerplants. Mr. Daly is a director of Autoscope Technologies Corp. (OTCQX:AATC) since January 2019 and is Chair of its Nominating Governance Committee. Daly was also a director from December 2013 through July 2016 and largest shareholder of Kreisler Manufacturing Inc., which was acquired by Arlington Capital Partners in July 2016. Mr. Daly holds a M.B.A./M.S.F. from Northeastern University and a B.S.M.E. from Rensselaer Polytechnic.

Continuing Directors

CLASS I DIRECTORS CONTINUING IN OFFICE
WHOSE TERMS EXPIRE AT THE 2025 ANNUAL MEETING

Director, Year First Serving as Director	Age	Principal Occupation, Business Experience and Directorships
John M. Edgar, 2020	80

John M. Edgar has more than fifty years of experience managing and counseling businesses. He is Managing Partner of the Edgar Law Firm LLC, a firm he co-founded in 2002. Mr. Edgar has also served management roles during his prior law firm partnerships at Stinson Mag & Fizzell and Bryan Cave. Mr. Edgar currently serves on the Board of Trustees for Midwest Research Institute. Mr. Edgar served on the Board of Directors of Buffton Corporation (BFX), an AMEX listed company, from October 1987 to December 2000.

Director, Year First Serving as Director	Age	Principal Occupation, Business Experience and Directorships
Christopher J. Reedy, 2024	58

Christopher J. Reedy is the Company’s Chief Executive Officer since May 2023. Previously he worked as the Company’s Chief Operating Officer from January 2023 to May 2023 and as a Vice President and Secretary of the Company since 2005. In August 2024, Mr. Reedy was appointed as Chairman of the Board. Mr. Reedy worked as a lawyer in private practice from 1995 to 2000 and worked in aviation product development and sales with Bendix/King, a division of Allied Signal, Inc. from 1988 through 1993.

CLASS II DIRECTORS CONTINUING IN OFFICE

WHOSE TERM EXPIRES AT THE 2026 ANNUAL MEETING

Director, Year First Serving as Director	Age	Principal Occupation, Business Experience and Directorships
David B. Hayden, 1996	78	David B. Hayden was co-owner and President of Kings Avionics, Inc from 1974 until its acquisition by Butler National in 2010. Mr. Hayden has been a paid consultant of the Company since 2011.

Director, Year First Serving as Director	Age	Principal Occupation, Business Experience and Directorships
Michael A. Loh, 2024	61

Lieutenant General (Ret) Michael A. Loh is a retired Director of the U.S. Air National Guard. He served 40 years in the United States Air Force and retired in 2024. His final assignment was Director Air National Guard where he was responsible for setting strategic objectives and direction for the Air National Guard from 2020 to 2024. Previously, he was The Adjutant General and Executive Director of the Department of Military and Veteran Affairs for Colorado from 2017-2020 and he has also held numerous command and staff assignments. Since 1992, he has served in management and line operations for United Airlines where he was a FAA Examiner, Instructor Pilot, and Evaluator. He still works for United Airlines as a 777 Captain. Mr. Loh holds a B.S. degree in Aeronautical Engineering from the United States Air Force Academy and an M.B.A. from Trident University.

INDEPENDENT PUBLIC ACCOUNTANTS
(Item No. 2)

Appointment of Independent Registered Public Accounting Firm

Butler National previously engaged RBSM, LLP to audit our financial statements for the year ended April 30, 2024 and 2023. The Audit Committee of the Company has selected RBSM, LLP to be the independent registered public accountants for fiscal year 2025, which ends April 30, 2025. The Board of Directors recommends that the appointment of the auditors be ratified by the stockholders.

Representatives of RBSM, LLP are expected to be present at the Annual Meeting of Stockholders, and they may have an opportunity to make a statement if they desire to do so and may be available to respond to appropriate questions. Although stockholder approval is not required, it is the policy of our Board of Directors to request, whenever possible, stockholder ratification of the appointment or reappointment of independent public accountants.

Independent Registered Public Accounting Firm’s Fees

The following table details amounts for services provided by RBSM, LLP during fiscal 2024 and 2023 (in thousands):

Fee Type	Fiscal 2024	Fiscal 2023
Audit fees (a)	$252	$197
Audit related fees (b)	-	-
Tax fees (c)	-	-
All other fees (d)	-	-
Total	$252	$197

a)	Includes fees billed for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

b)

Includes fees billed for professional services rendered in connection with assurance and other activities not explicitly related to the audit of Company financial statements, including the audits of Company employee benefit plans, contract compliance reviews and accounting research.

c)	Includes fees billed for domestic tax compliance and tax audits, corporate-wide tax planning and executive tax consulting and return preparation.

d)	Includes fees billed for financial systems design and implementation services.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by RBSM, LLP for fiscal 2025. The Audit Committee has approved all of the fees listed in the above table.

In the course of its review of RBSM’s independence and performance, and the determination to retain RBSM or to engage a different independent auditor, the Audit Committee considered, among other things:

●	RBSM’s historical and recent performance;

●	RBSM’s capability and expertise in handling the range and complexity of our operations;

●	Appropriateness of RBSM’s fees for audit and non-audit services, on both an absolute basis and as compared to its competitor/peer firms;

●	The quality and candor of RBSM’s communication with the Audit Committee and management; and

●	RBSM’s tenure and independence.

Vote Required For Ratification

The Audit Committee was responsible for selecting Butler National’s independent registered public accounting firm for fiscal year 2025. Accordingly, stockholder approval is not required to appoint RBSM, LLP as Butler National’s independent registered public accounting firm for fiscal year 2025. The Board of Directors believes that submitting the appointment of RBSM, LLP to the stockholders for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of independent registered public accounting firm.

The ratification of the appointment of RBSM, LLP as Butler National’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE STOCKHOLDER RATIFICATION OF RBSM, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 3)

The Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of Butler National’s executive officers who are named in the Summary Compensation Table and the other compensation tables (the “Named Executive Officers”) within this proxy statement. The Company believes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company has traditionally held this advisory vote every year.

The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program satisfies this goal, is strongly aligned with the long-term interests of its stockholders and is instrumental in helping the Company achieve its strong financial performance.

The Compensation Discussion and Analysis section of this proxy statement describes the Company’s executive compensation program and the decisions made by the Compensation Committee in fiscal 2024 in more detail. At our 2023 annual meeting, 81% of votes “for” or “against” expressed support for the compensation program of our Named Executive Officers. The Compensation Committee reviewed these voting results and considered other factors in assessing our executive compensation program.

Vote Required for Approval

The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. Because your vote is advisory, it will not be binding on either the Board of Directors or Butler National. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal when considering future executive compensation arrangements.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.

AMENDMENT TO THE COMPANY’S BYLAWS TO DECLASSIFY THE BOARD OF DIRECTORS
(Item No. 4)

After careful consideration, the Board of Directors has adopted, declared advisable and is submitting for consideration and approval by the stockholders an Amendment to the Company’s Bylaws (the “Bylaws”) to declassify the Board so that all directors stand for election annually (the “Amendment”).

The changes to be implemented by the proposed Amendment are set forth in Appendix A to this Proxy Statement, in which deletions are indicated by red strike-through text and additions are indicated by blue double underlined text. The Amendment revises Sections 2.1 and 2.2 of the Bylaws. The following summary of such changes is qualified in its entirety by reference to Appendix A to this Proxy Statement.

Background of the Proposal

The Board recognizes the common sentiment among stockholders and institutional investor groups that the annual election of directors would enhance the Company’s corporate governance policies. The Board also believes that removing the classified board structure further enhances practices previously adopted to promote director accountability and independent oversight, including majority voting in uncontested director elections and using a strong Lead Independent Director. In light of this sentiment and corporate governance trends, the Board has determined that it is in the best interests of the Company and its stockholders to declassify the Board and provide for the annual election of all directors.

Summary of the Amendment

Section 2.1 of the Bylaws currently divides the Board of Directors into three classes that are elected for staggered, three-year terms. If this proposal is approved by the stockholders, the Amendment would provide for the elimination of the classified structure of the Board through the election of directors whose terms are expiring for one-year terms. At the 2024 Annual Meeting, the two Class III director nominees will be elected to three-year terms expiring at the 2027 Annual Meeting. The two Class I directors whose terms expire at the 2025 Annual Meeting will continue to serve until the 2025 Annual Meeting and any director nominees at the 2025 Annual Meeting will stand for election to two-year terms expiring at the 2027 Annual Meeting. The two Class II directors whose terms expire at the 2026 Annual Meeting will continue to serve until the 2026 Annual Meeting and any director nominees at the 2026 Annual Meeting will stand for election to one-year terms expiring at the 2027 Annual Meeting. Beginning with the 2027 Annual Meeting of Stockholders, the entire Board will be elected annually.

In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

If this proposal is approved by the stockholders, the Amendment will become effective immediately following the close of the 2024 Annual Meeting. If the proposal is not approved by the stockholders, the Amendment will not be implemented, and the Company’s current classified Board structure will continue in place.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the shares entitled to vote thereon. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

VOTE ON FUTURE REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED STOCK
(Item No. 5)

After careful consideration, the Board of Directors has adopted, declared advisable and is submitting for approval by the stockholders an Amendment to the Company’s Amended and Restated Articles of Incorporation to effect, at the discretion of the Board, at any time prior to the Company’s 2025 Annual Meeting of Stockholders, a reverse stock split of the Company’s issued and outstanding shares of Common Stock by a ratio between 1-for-2 and 1-for-10 (the ratio referred to as the “Reverse Split Ratio” and the reverse stock split action referred to as the “Reverse Stock Split”), and contemporaneously with the Reverse Stock Split, a reduction in the number of shares of Common Stock authorized for issuance under our Amended and Restated Articles of Incorporation from 100,000,000 to 50,000,000 (referred to as the “Authorized Share Reduction”). If the stockholders approve this proposal, the Board will cause the Certificate of Amendment of the Amended and Restated Articles of Incorporation of Butler National Corporation (the “Certificate of Amendment”) to be filed with the Kansas Secretary of State and effect the Reverse Stock Split and the Authorized Share Reduction only if the Board determines that the Reverse Stock Split Amendment (as defined below) is in the best interests of the Company and its shareholders. If the Reverse Stock Split Amendment has not been filed with the Kansas Secretary of State prior to the Company 2025 Annual Meeting of Stockholders, the Board will abandon the Reverse Stock Split Amendment. Our Board reserves the right to elect not to proceed, and abandon, the Reverse Stock Split Amendment if it determines, in its sole discretion, that implementing the Reverse Stock Split Amendment is not in the best interests of the Company and its stockholders.

The Reverse Stock Split and the Authorized Share Reduction are together referred to as the Reverse Stock Split Amendment. The changes to be implemented by the proposed Reverse Stock Split Amendment are set forth in Appendix B to this Proxy Statement, in which deletions are indicated by red strike-through text and additions are indicated by blue double underlined text. The Reverse Stock Split Amendment revises Article Four of the Amended and Restated Articles of Incorporation. The following summary of such changes is qualified in its entirety by reference to Appendix B of this Proxy Statement.

Background and Rationale for the Reverse Stock Split and the Authorized Share Reduction

The primary purpose of the Reverse Stock Split is to increase the trading price of the Company’s Common Stock and decrease the number of outstanding shares of our Common Stock, which our Board believes would help (1) improve the marketability and liquidity of the Company’s Common Stock by attracting new investors who are reluctant to invest in shares with low prices and attracting investment from certain institutional investors and investment funds who are presently prevented under their guidelines from investing in our Common Stock at its current price levels, (2) decrease the risk of market manipulation of our Common Stock, which we believe is enhanced when our stock trades below $1.00 per share, and (3) potentially reduce the relatively high transaction costs and commissions incurred by our stockholders due to our currently low per share trading price. The structure of trading commissions, when they are set at a fixed price per share, can have an adverse impact on holders of lower-priced securities because the brokerage commissions generally represent a higher percentage of the sales prices of lower-priced securities than they do on higher-priced issues, which may discourage trading in such low-priced securities. If the price of our shares is higher, then the adverse impact of these commissions could be reduced.

There can be no assurance that the Reverse Stock Split, if implemented, will achieve any of the desired results. There also can be no assurance that the price per Common Stock immediately after the Reverse Stock Split, if implemented, will increase proportionately with the Reverse Stock Split Ratio, or that any increase will be sustained for any period of time.

Our Board believes that effecting a reduction in the number of authorized shares of Common Stock as part of the Reverse Stock Split would provide benefits to the Company and our stockholders by reducing the number of authorized but unissued shares, which may be considered by potential investors as a source of future dilution. If the Board determines in the future to implement the Reverse Stock Split at a Reverse Stock Split Ratio that is not 1-for-2, then the Reverse Stock Split Amendment would result in a proportional increase in authorized shares compared to the number of shares outstanding. The Board has no immediate or specific plans, arrangements or understandings to issue any of the shares of common stock that would be authorized under a Reverse Stock Split that is not at a Reverse Stock Split Ratio of 1-for-2. However, the Board desires to have the shares available to provide additional flexibility and create sufficient reserves for business and financial purposes. The additional shares may be used for various purposes without further shareholder approval (except as required by law). These purposes may include: (i) raising capital, if the Company has an appropriate opportunity, through offerings of common stock or securities that are convertible into common stock; (ii) exchanging common stock or securities that are convertible into common stock for other outstanding securities; (iii) providing equity incentives to employees, officers, directors, consultants, or advisors; (iv) expanding the Company’s business through the acquisition of other businesses or assets; (v) stock splits, dividends, and similar transactions; (vi) debt or equity restructuring or refinancing transactions; and (vii) other corporate purposes.

Criteria for Selecting the Reverse Split Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than 1-for-2 and not more than 1-for-10, with an exact ratio as may be determined by our Board at a later date (if ever). The Board believes that stockholder adoption of a range for the Reverse Stock Split provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interest of the Company. In determining the Reverse Split Ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;
●	the number of shares of our Common Stock outstanding;
●	the then-prevailing market price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and
●	prevailing general market and economic conditions.

Effective Date

The Reverse Stock Split Amendment, if approved at the Annual Meeting and implemented by the Board, would become effective as of day the Reverse Stock Split and Authorized Share Reduction Amendment is filed with the Kansas Secretary of State (the, “Amendment Effective Date”). Following stockholder approval, the Board may decide not to implement the Reverse Stock Split and the Reverse Stock Split Amendment may never become effective.  Except as explained below with respect to fractional shares, on the Amendment Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of Common Stock in accordance with the exchange ratio selected by the Board from the approved exchange ratio range. To see how fractional shares will be handled, see the section “Fractional Shares” below.

Effects of Reverse Split and Authorized Share Reduction

The immediate anticipated effect of the Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock. However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse split declines. We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

In the event the Reverse Stock Split is effected, it will be effected simultaneously for all outstanding shares of our Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, in which case such fractional shares will treated as described below under “Fractional Shares.” Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

Under our Articles of Incorporation, our authorized capital stock currently consists of 150,000,000 shares, consisting of 50,000,000 shares of preferred stock, par value $5.00 per share (“Preferred Stock”), and 100,000,000 shares of common stock, par value $0.01 per share (“Common Stock”). As of September 3, 2024, the Record Date, we had 68,270,856 shares of Common Stock issued and outstanding and approximately 31,729,144 shares of Common Stock available for issuance.

Additionally, the Authorized Share Reduction will reduce our Common Stock authorized for issuance from 100,000,000 to 50,000,000 shares of Common Stock.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

In addition, because no fractional shares will be issued, fractional shares of less than one share of Common Stock after the Reverse Stock Split will be rounded up to one share of post-Reverse Split Common Stock. See “Fractional Shares.”

If approved by stockholders and our Board moves forward with the Reverse Stock Split Amendment, then on the Amendment Effective Date, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates, if any, with the new CUSIP numbers. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Common Stock will continue to be listed on the OTCQX® Best Market under the symbol “BUKS.”

Potential Anti-Takeover Implications of the Reverse Stock Split

SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. If our Board determines the Reverse Split Ratio to be 1-for-2, this would proportionally reduce our outstanding Common Stock with the reduction in authorized Common Stock, which would not create an anti-takeover effect. If our Board determines the Reverse Split Raito to be 1-for-3 or greater, when proportionally compared to the pre-Reverse Stock Split Common Stock available for issuance, there would be more additional shares of Common Stock available for issuance, which could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Holders of Certificate Shares of Common Stock

If any of a stockholder’s shares of Common Stock are held in certificate form, that stockholder will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Amendment Effective Date. The transmittal letter will be accompanied by instructions specifying how the stockholder may exchange their certificates representing the pre-Reverse Stock Split shares of Common Stock for a statement of holding. When that stockholder submits their certificates representing the pre-Reverse Stock Split shares of Common Stock, the post-Reverse Stock Split shares of Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, the Company intends that stockholders will receive a statement that indicates the number of post-Reverse Stock Split shares of Common Stock held in book-entry form. If a stockholder is entitled to a round up due to any fractional share interest, the adjustment will be made as described below under “Fractional Shares.” Beginning at the Amendment Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed to evidence ownership of post-Reverse Stock Split shares. Stockholders will need to exchange their old certificates in order to effect transfers of shares. If an old certificate bears a restrictive legend, the registered shares in book-entry form will bear the same restrictive legend. The Company may seek to automate the conversion of physical certificates to a statement of holding in book-entry form for stockholders with certificates representing shares below a specified amount.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect on Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split Amendment, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee (i.e., stockholders who hold in “street name”) in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered Book-Entry Holders of Common Stock

Registered holders of shares of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. Those stockholders will not have stock certificates evidencing their ownership of shares of our Common Stock, but generally have a statement reflecting the number of shares registered in their accounts.

Stockholders that hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such stockholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

No Impact on Preferred Stock

The Reverse Stock Split does not change the number of authorized shares of our Preferred Stock, $5.00 par value.

Accounting Consequences

The par value per share of our Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split, if implemented. As a result, on the Amendment Effective Date, the stated capital on our balance sheet attributable to Common Stock will be reduced proportionately based on the Reverse Split Ratio selected by the Board from the approved range, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Any shares of our Common Stock held in treasury will also be reduced proportionately based on the Reverse Split Ratio. After the Reverse Stock Split, net income and per share amounts will be increased because there will be fewer shares of our Common Stock outstanding. In future financial statements, net income per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. The Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock. However, we do not believe that our officers or directors have interests in this proposal that are different than or greater than those of any of our other stockholders.

Material U.S. Federal Income Tax Consequence of the Reverse Split

The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below. We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. This summary is limited to holders of our Common Stock that are U.S. holders, as defined below, and that hold our Common Stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, S corporations, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the United States, insurance companies, persons holding shares of our Common Stock as part of a hedging, integrated, or conversion transaction or a straddle or persons deemed to sell shares of our Common Stock under the constructive sale provisions of the Code, persons that hold more than 5% of our Common Stock, persons that hold our Common Stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If a holder of our Common Stock is a partner of a partnership holding shares of our Common Stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Holders of our Common Stock are urged to consult their own tax advisor with respect to the application of United States federal income tax laws to their particular situation as well as any tax considerations arising under other United States federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split Amendment is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the reverse stock split ratio. In the aggregate, a U.S. holder’s tax basis in the Common Stock received pursuant to the Reverse Stock Split will equal the U.S. holder’s tax basis in its Common Stock surrendered in the Reverse Stock Split in exchange therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of Common Stock treated as a distribution or as to which a U.S. Holder recognizes capital gain as a result of the treatment of fractional shares, as discussed below, the holding period of the U.S. holder’s Common Stock received pursuant to the Reverse Stock Split will include the holding period of the Common Stock surrendered in the Reverse Stock Split in exchange therefor.

As noted above, we will not issue fractional shares in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share to round up to the next whole post-Reverse Stock Split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share is not clear, and a U.S. Holder that receives a whole share of Common Stock in lieu of a fractional share of Common Stock may recognize income, which may be characterized as either capital gain or as a dividend, in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. Holder was otherwise entitled. The holding period for the portion of a share of Common Stock treated as a distribution or as to which a U.S. Holder recognizes gain might not include the holding period of pre-Reverse Stock Split shares of Common Stock surrendered.

U.S. holders that have acquired different blocks of our Common Stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our Common Stock.

No Dissenter’s Rights

Under Kansas Corporate Law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split described in this proposal and we will not independently provide our stockholders with any such rights.

Vote Required for Approval

The approval of this proposal requires the affirmative vote of a majority of the shares entitled to vote thereon. Abstentions and broker non-votes, if any, will have the effect of votes “AGAINST” the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth, with respect to the Company common stock (the only class of voting securities), the only persons known to be beneficial owners of more than five percent (5%) of any class of the Company voting securities as of August 22, 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)	Percent of Class
Joseph P. Daly	8,000,000	11.7%
497 Circle Freeway
Cincinnati, Ohio 45246

Veradace Capital Management LLC	7,500,112	11.0%
2626 Cole Avenue
Dallas, TX, 75204

Zeff Capital, LP	7,500,000	11.0%
885 Sixth Avenue
New York, New York 10001

R. Warren Wagoner	4,140,897	6.1%
One Aero Plaza
New Century, Kansas 66031

(1)

Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting power and sole investment power. The beneficial ownership includes the shares held in the Butler National 401(k) Profit Sharing Plan for the benefit of the individual.

(2)	The number of shares for Veradace Capital Management LLC is from Veradace Capital Management LLC’s Schedule 13G/A filing on February 14, 2024.

(3)	The number of shares for Zeff Capital, LP is from Zeff Capital, LP’s Schedule 13G/A filed on August 1, 2023.

The following table sets forth as of August 22, 2024, with respect to the Company common stock (the only class of voting securities), (i) shares beneficially owned by all directors and named executive officers of the Company, and (ii) total shares beneficially owned by directors and officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Joseph P. Daly	8,000,000	11.7%
R. Warren Wagoner	4,140,897	6.1%
Christopher J. Reedy	2,276,049	3.3%
Joe A. Peters	1,920,373	2.8%
Tad M. McMahon	1,474,719	2.2%
John M. Edgar	994,118	1.4%
David B. Hayden	587,059	0.9%
Jeffrey D. Yowell	50,000	0.1%
Michael A. Loh	20,000	-

All Directors and Executive Officers as a Group (9 persons)	19,463,215	28.5%

(1)	Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct and beneficial ownership as shown in the table arises from sole voting power and sole investment power.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the reports filed for fiscal year 2023 and 2024 through the date hereof, and related written representations from reporting persons, we are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except for one late Form 4 filing for David B. Hayden, which was filed late due to an administrative delay in receiving his filing codes and was filed on August 12, 2024.

DIRECTOR COMPENSATION

Each non-employee director was entitled to a director’s fee of $6,000 per quarter in fiscal 2024. There are no “per meeting” fees payable for service on the Board of Directors or on any committee of the Board. Mr. Reedy, Mr. Clark Stewart and Mr. Peters received no additional compensation for service on the Board. The Chairman receives an additional $6,000 per quarter. The table below sets forth compensation received by the Company’s directors during fiscal year 2024:

Name of Director	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
R. Warren Wagoner (1)	$48,000	$--	$--	$48,000
David B. Hayden (2)	24,000	--	--	24,000
Bradley K. Hoffman (3)	18,000	--	--	18,000
John M. Edgar (4)	24,000	--	--	24,000
Jeffrey D. Yowell	6,000	--	--	6,000
Joseph P. Daly	6,000	--	--	6,000
Michael A. Loh (5)	--	--	--	--

(1)	Mr. Wagoner will depart the Board at the conclusion of the 2024 Annual Meeting of Stockholders.
(2)	Excludes consulting fee of $135,000 paid to Mr. Hayden under his consulting agreement with the Company.
(3)	Mr. Hoffman resigned from the Board on February 10, 2024.
(4)

Excludes amounts the company paid Edgar Law Firm LLC, a provider of legal services owned by Mr. Edgar, of $73,000 and $113,000 in fiscal 2024 and fiscal 2023, respectively. In fiscal year 2024, Mr. Edgar was granted 300,000 shares of Butler National stock as an "other stock-based award" pursuant to the Company's 2016 Equity Incentive Plan. In fiscal year 2023, Mr. Edgar was granted 400,000 shares of Butler National Stock as an “other stock-based award” pursuant to the Company's 2016 Equity Incentive Plan and $140,000 in cash compensation.

(5)	Mr. Loh was appointed to the Board as a director on August 5, 2024.

Butler National also provided liability insurance for its directors and officers. The annual cost of this coverage is $121,000.

In August 2024, the Compensation Committee approved a new compensation structure for non-employee directors to be implemented starting in the 2024-2025 board term. Each non-employee director is entitled to a director fee of $10,000 per quarter. In addition, each non-employee director is entitled to a restricted stock award, granted from the Butler National Corporation 2016 Equity Incentive Plan, of $12,500 based upon the closing stock price two full trading days following announcement of annual and/or quarterly results.

In August 2024, the Board of Directors adopted stock ownership guidelines for non-employee directors to align their interests with those of the Company and its stockholders. Under the guidelines, non-employee directors have three years from the date they joined the Board to acquire shares of the Company’s common stock valued at two times the then-current annual cash fees payable to non-employee directors. Under Company policy, directors are precluded from selling shares earned as a director until the director is in compliance with the stock ownership guidelines. All of our directors have met or are on track to meet their objectives within the three-year time requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Board of Directors has determined that Jeffrey D. Yowell, Joseph P. Daly and Michael A. Loh are independent directors and would satisfy the applicable standard for determination that a director is “independent” under the Nasdaq listing standards, if such listing standards were applicable to the Company.

The Company paid consulting fees of $135,000 to David Hayden, a director of Butler National in each of fiscal year 2024 and 2023.

The Company paid Edgar Law Firm LLC, a provider of legal services owned by Mr. John M. Edgar, $73,000 and $113,000 in fiscal 2024 and fiscal 2023, respectively. In fiscal year 2024, Mr. Edgar was granted 300,000 shares of Company common stock as an "other stock-based award" pursuant to the Company's 2016 Equity Incentive Plan. In fiscal year 2023, Mr. Edgar was granted 400,000 shares of common stock as an "other stock-based award" pursuant to the Company's 2016 Equity Incentive Plan and paid $140,000 in cash compensation.

Included in accrued liabilities are approximately $0 and $244,000 as of April 30, 2024, and 2023 respectively with the amount in 2023 being the amount owed to Clark D. Stewart, former director and CEO, for accrued compensation related to his services as CEO.

In fiscal 2024, there were three related-person transactions related to former director and CEO, Mr. Clark D. Stewart. Butler National employed the brother (Wayne Stewart as an engineer), son (Craig Stewart as a Vice President) and son-in-law (Jeff Shinkle as an architect) of Clark D. Stewart, a former executive officer. Compensation for these related-persons was calculated in the same manner as the Summary Compensation table resulting in compensation of approximately $315,000, $0, and $162,000 respectively, for fiscal 2024, and $303,000, $330,000 and $254,000 respectively, for fiscal 2023.

The policies and procedures for payment of goods and services for related transactions follow our normal course of business standards and require the necessary review and approval process as outlined in our Policies and Procedures manual and as set forth by our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection of independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended April 30, 2024 including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, the clarity of disclosures in the consolidated financial statements, and management’s assessment and report on internal control over financial reporting. The Audit Committee also discussed with the Chief Executive Officer and Chief Financial Officer their respective certifications with respect to the Company’s Annual Report on Form 10-K for the year ended April 30, 2024.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) including those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed those disclosures and other matters relating to independence with the auditors.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audits of the Company.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. In reliance on the reviews and discussions with management and with the independent registered public accounting firm referred to above and the receipt of an unqualified opinion from RBSM, LLP dated July 23, 2024 regarding the audited consolidated financial statements of the Company for the year ended April 30, 2024, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee report is submitted by:

David B. Hayden, Jeffrey D. Yowell and R. Warren Wagoner

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission under such Acts.

CODE OF ETHICS

The Company has adopted a code of ethics for our executive and senior financial officers, violations of which are required to be reported to the Audit Committee. The Company will furnish a copy without charge upon written request to the Company’s Secretary. A copy is available on our website at https://butlernational.com/wp-content/uploads/2024/07/codeofethics-2023.pdf. The Company intends to disclose amendments to or waivers of its code of ethics on the Company's website.

COMMUNICATIONS AND DEADLINE FOR 2025 ANNUAL MEETING

The proxy rules of the SEC permit stockholders, after timely notice to the Company, to present proposals for stockholder action in the Company’s proxy statements if such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are in accordance with the proxy rules and the Company’s Bylaws.

Under Rule 14a-8 under the Securities Exchange Act of 1934 and Section 1.11 of the Company’s Bylaws, any stockholder who intends to submit a director nomination or present a proposal at the annual stockholder meeting in 2025 must deliver such nomination or proposal to Butler National’s corporate Secretary at One Aero Plaza, New Century, Kansas 66031 on or before May 19, 2025.

Stockholders may contact an individual director, the Board of Directors as a group, or a specified Board committee or group, including non-employee directors as a group, by the following means:

Mail:	Butler National Corporation One Aero Plaza New Century, Kansas 66031 Attn: Board of Directors

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of communication. The Company will initially receive and process communications before forwarding them to the addressee. The Company generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic, or that requests general information about the Company. The Company’s telephone number is (913) 780-9595.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matter arises at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

Our Annual Report for fiscal year 2024 is enclosed. The 2024 Annual Report includes the Annual Report on Form 10-K containing our financial statements for the fiscal year ended April 30, 2024.

A copy of Form 10-K and the Annual Report as we have filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder who requests it in writing to us at the address noted on the first page of this proxy statement.

The cost of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. We may also request banks and brokers to solicit their customers who have a beneficial interest in our Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

By Order of the Board of Directors

TAD M. MCMAHON,
Secretary

APPENDIX A

PROPOSED AMENDMENT TO

THE COMPANY’S BYLAWS TO

DECLASSIFY THE BOARD OF DIRECTORS

Section 2.1. Powers; Number; Tenure. Except as otherwise specifically provided by applicable statute, all powers of management, direction and control of the Corporation shall be vested in its Board of Directors.

The total number of directors of the Corporation which shall initially constitute the whole Board of Directors of the Corporation shall be five (5). Thereafter, the minimum and maximum number of directors shall be as set forth in the Articles of Incorporation. The Board of Directors shall have the power to change the number of directors by resolution adopted by a majority of the whole Board.

~~The directors shall hold office for a term of three years and shall be so elected that a bare majority shall not be elected in any one year.  The Board shall be comprised of the following three classes of Directors:  Class I, Class II and Class III.  The initial term of the Class I Directors shall expire one year after their initial election, the initial term of the Class II Directors shall expire two years after their initial election, and the initial term of the Class III Directors shall expire three years after their initial election.  After the expiration of the initial term, each class of Directors shall be elected to a three year term.  Directors shall hold office until their successors have been elected and qualified.~~

The directors shall, until the 2027 Annual Meeting of Stockholders, be classified, with respect to the time for which they severally hold office, into three (3) classes designated Class I, Class II and Class III. Beginning with the 2025 Annual Meeting of Stockholders, the terms of the directors shall be as follows: (i) at the 2025 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (the Class I directors), or such directors’ successors, shall be elected to hold office for a two-year term expiring at the 2027 Annual Meeting of Stockholders; (ii) at the 2026 Annual Meeting of Stockholders, the directors whose terms expire at that meeting (the Class II directors), or such directors’ successors, shall be elected to hold office for a one-year term expiring at the 2027 Annual Meeting of Stockholders; and (iii) at the 2027 Annual Meeting of Stockholders and at each Annual Meeting of Stockholders thereafter, all directors shall be elected for a one-year term expiring at the next Annual Meeting of Stockholders after their election, with each director to hold office until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. The division of directors into classes shall terminate at the 2027 Annual Meeting of Stockholders, and all directors elected at the 2027 Annual Meeting of Stockholders and thereafter shall be elected in accordance with clause (iii) above.

Section 2.2.  Resignation; Removal; Vacancies.  Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer, President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Until the 2027 Annual Meeting of stockholders, a director may be removed from office, only for cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. From and after the 2027 Annual Meeting of Stockholders, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

APPENDIX B

PROPOSED AMENDMENT TO

THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO

EFFECTUATE A REVERSE SPLIT AND REDUCTION IN AUTHORIZED STOCK

FOURTH: Section 1. The authorized capital of this Corporation shall be ~~$251,000,000~~ $250,500,000 consisting of ~~100,000,000~~ 50,000,000 shares of common stock, $0.01 par value (the "Common Stock") and 50,000,000 shares of preferred stock, the par value of $5.00 per share (the "Preferred Stock"). The relative voting rights, preferences and other privileges of such capital stock shall be as follows:

a.

Common Stock. Each share of Common Stock shall entitle the holder thereof to one (1) vote; all such shares of Common Stock shall be equal in all respects and shall confer equal rights upon the holders thereof.

b.

Preferred Stock. Each share of Preferred Stock shall entitle the holder thereof to such rights, voting power, preferences and restrictions as may be fixed by the board of directors by resolution thereof.

Section 2.  A shareholder shall have no pre-emptive rights to subscribe for or purchase any shares of capital stock or other securities of whatsoever kind of nature which may be issued by this Corporation; voting for directors shall not be cumulative.

Section 3. Effective upon the filing of the Certificate of Amendment approved by the shareholders of the Corporation (the “Effective Time”), the issued and outstanding shares of Common Stock of the Corporation shall be combined on a 1-for-[●] basis such that, at the Effective Time, every [●] shares of Common Stock outstanding immediately prior to the Effective Time shall be combined into one share of Common Stock. This reverse stock split will be effected through the exchange and replacement of certificates representing issued and outstanding shares of common stock as of the Effective Time, together with immediate book-entry adjustments to the stock register of the Corporation maintained in accordance with the Kansas General Corporation Code. No fractional shares shall be issued in connection with the reverse stock split. In lieu of any fractional shares to which the holder would otherwise be entitled, all amounts shall be rounded up to the nearest whole share. The par value of each share of issued and outstanding Common Stock shall not be affected by the reverse stock split.

BUTLER NATIONAL CORPORATION
TAD MCMAHON
ONE AERO PLAZA
NEW CENTURY, KS 66031

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
1a. Jeffrey D. Yowell	☐	☐	☐
1b. Joseph P. Daly	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

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0000650786_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K, Notice and Proxy Statement and Shareholder Letter are available at www.proxyvote.com

BUTLER NATIONAL CORPORATION
Annual Meeting of Stockholders
October 30, 2024 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher J. Reedy and Jeffrey D. Yowell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common stock of BUTLER NATIONAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Central Time on October 30, 2024, at Hallbrook Country Club, 11200 Overbrook Rd, Leawood, Kansas 66211, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000650786_2 R1.0.0.6